Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to this Registration Statement on Form F-1 of our report dated July 20, 2009 relating to the consolidated financial statements of Banco Santander (Brasil) S.A. appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte Touche Tohmatsu Auditores Independentes
October 2, 2009